EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of The Colonial BancGroup, Inc. our report dated February 20, 2004 relating to the consolidated financial statements and financial statement schedules, which appear in the issuer’s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PRICEWATERHOUSECOOPERS LLP

Montgomery, Alabama

March 1, 2004